EXHIBIT 99.1

BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
www.BallyFitness.com
Jon Harris - Tel. (773) 864-6850

FOR IMMEDIATE RELEASE

Bally Total Fitness Announces Inducement Plan for New Employees

CHICAGO, March 10, 2005 – Bally Total Fitness Holding Corporation (NYSE:BFT) announced today that the Compensation Committee of its Board of Directors has adopted an Inducement Plan as a means of providing equity compensation to induce individuals to become employed by the Company. The Inducement Plan was adopted solely because the Company’s 1996 Long-Term Incentive Plan may not have sufficient shares available to provide necessary equity inducement for new employees. The Inducement Plan provides for the issuance of up to 600,000 shares of the Company’s common stock. Stockholder approval of the Inducement Plan is not required under the rules of the New York Stock Exchange. Once a new equity incentive plan is approved by the Company’s stockholders, the Company does not intend to make any further grants under the Inducement Plan.

“We are deeply committed to bringing in the most talented, professional executives to help build the business and achieve our strategic goals,” said Paul Toback, Chairman and CEO, Bally Total Fitness. “Today’s announcement gives us an additional tool to attract the right people at this important time.”

On March 8, 2005, the Compensation Committee approved the grant of stock option and restricted stock awards to two new employees Marc D. Bassewitz, Senior Vice President, General Counsel and Secretary, and David S. Reynolds, Controller. Mr. Bassewitz was granted 25,000 options and 100,000 shares of restricted stock, subject to vesting conditions. Mr. Reynolds was granted 10,000 options and 10,000 shares of restricted stock, subject to vesting conditions.

The stock options vest in three equal annual installments on the anniversary of the grant date and is subject to forfeiture in the event of resignation or termination for cause prior to vesting. The restricted stock has a four-year cliff vesting provision and vests in full upon a change in control or termination of employment by the Company without cause.

About Bally Total Fitness

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC investigation and Bally’s internal investigation, including review and restatement of its previously announced or filed financial results; the audit of the restated financial statements; the identification of one or more other issues that require restatement of one or more prior period financial statements; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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